Exhibit 21.1

SUBSIDIARIES OF MEDEQUITIES REALTY TRUST, INC.

Name	State or Jurisdiction of Organization
MedEquities Realty Operating Partnership, LP	Delaware
MedEquities OP GP, LLC	Delaware
MRT of Spartanburg SC – SNF, LLC	Delaware
MRT of Las Vegas NV – LTACH, LLC	Delaware
MRT of Las Vegas NV – ACH, LLC	Delaware
MRT of Kentfield CA – LTAC, LLC	Delaware
MRT of Amarillo TX – 1st Mortgage IRF, LLC	Delaware
MRT of Springfield MA – 1st Mortgage ACH, LLC	Delaware
MRT of Brownsville TX – MOB, LLC	Delaware
MRT of Lakeway TX – ACH, LLC	Delaware
MRT of Fort Worth TX – SNF, LLC	Delaware
MRT of La Mesa CA – SNF, LLC	Delaware
MRT of National City CA – SNF I, LLC	Delaware
MRT of National City CA – SNF II, LLC	Delaware
MRT of Upland CA – SNF/ALF, LLC	Delaware
MRT of San Diego CA – SNF, LLC	Delaware
MRT of San Antonio TX – SNF I, LLC	Delaware
MRT of San Antonio TX – SNF II, LLC	Delaware
MRT of Graham TX – SNF, LLC	Delaware
MRT of Kemp TX – SNF, LLC	Delaware
MRT of Kerens TX – SNF, LLC	Delaware
MRT of Brownwood TX – SNF, LLC	Delaware
MRT of El Paso TX – SNF, LLC	Delaware
MRT of Kaufman TX – SNF, LLC	Delaware
MRT of Longview TX – SNF, LLC	Delaware
MRT of Mt. Pleasant TX – SNF, LLC	Delaware
MRT of Houston, TX- East Freeway ACH, LLC	Delaware
MRT of Tolland CT- SNF, LLC	Delaware
MRT of Nevada – ATF, LLC	Delaware
MRT of Texas- ATF, LLC	Delaware
MRT of Brookville IN – SNF, LLC	Delaware
MRT of Liberty IN – SNF, LLC	Delaware
MRT of Webster TX – IMF, LLC	Delaware
MRT of Andersonville TN – PRTF, LLC	Delaware
MRT of Clarksville IN – IRF, LLC	Delaware
Lakeway Realty, LLC	Delaware